Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeremy Schwartz, Chief Executive Officer (Principal Executive Officer) of WisdomTree Digital Commodity Services, LLC, the Sponsor of WisdomTree Bitcoin Fund (the “Trust”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Trust’s Annual Report on Form 10-K for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

(2)    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust; and

(3)    This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

Dated: March 27, 2025	/s/ Jeremy Schwartz
Jeremy Schwartz
Chief Executive Officer (Principal Executive Officer)